EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47803 and Form S-8 No. 333-60696) pertaining to the Reliability Incorporated Employee Stock Savings Plan of our report dated June 16, 2003 with respect to the statement of net assets available for benefits of the Reliability Incorporated Employee Stock Savings Plan (Form 11-K) as of December 31, 2002.

/s/ Ernst & Young LLP

Houston, Texas

June 24, 2004